EXHIBIT 99.1
                                                                    ------------


              SIMTEK REPORTS THIRD QUARTER AND NINE MONTHS RESULTS


COLORADO SPRINGS, Colorado - OCTOBER 30, 2007 - Simtek Corporation (NASDAQ:
SMTK), the inventor, pioneer, and world's premier supplier of nonvolatile static random access memory (nvSRAM) integrated circuits, today announced its financial results for the periods ended September 30, 2007.

Highlights

o Product revenue of $24.6 million for nine months, a 27% increase year-over-year

o New product revenue (0.25 micron) exceeded $2 million in the quarter, increasing by more than 15%

o Gross product margin increased to 48.4% for the first nine months, up from the 33% reported a year ago

o Ex-item profit increased to $1,418,000 for the first nine months versus an ex-item loss of ($210,000) last year

o Ex-item EPS of $0.09 for the first nine months compared to a loss of ($0.01) a year ago

o 106 new design wins in the first nine-months of 2007 compared to 70 last year

o    Expanded International distribution with new partners in Japan and Korea

o Strengthened management team with the addition of a new VP of Worldwide Engineering and two additional senior marketing professionals (U.S. and Germany)

o    Filed 4 new patents associated with the high density nvRAM initiative

Financial Results

Total revenue for the third quarter of 2007 was $8.7 million, consisting entirely of product revenue, representing a 5% increase over product revenue of $8.3 million in Q306. Shipments of Simtek's 0.25 micron family of nvSRAMs set a new record for quarterly revenue topping the $2 million mark for the first time. Gross margins were 49.0% for the quarter compared to 39.7% a year ago. The Company reported ex-item net income for the third quarter of $557,000, or $0.03 per share, compared to an ex-item profit of $335,000, or $0.02 per share in Q306. For the quarter, ex-item income excludes the effects of stock options and amortization of acquisition related costs. On a GAAP basis, the Company reported a net loss for the quarter of $(186,000) or $(0.01) per share down from the loss of $(249,000) or $(0.02) per share for the comparable 2006 period.

For the first nine months ended September 30, 2007, total revenue increased to $24.6 million, consisting entirely of product revenue, which represented a 27% increase over product revenue of $19.4 million reported in the same period a year ago. Gross margins were 48.4% for the nine months compared to 33.0% a year



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ago. The Company reported ex-item net income for the first nine months of $1.4 million or $0.09 per share, up significantly from the ex-item loss of $(210,000), or $(0.01) loss per share a year ago. For the nine months, ex-item income excludes the effects of stock options, amortization of acquisition related costs, and contractual milestone payments to Cypress Semiconductor to be paid from the restricted cash account. On a GAAP basis, the Company reported a net loss for first nine months of 2007 of $(1.5) million or $(0.09) per share down from the loss of $(2.6) million or $(0.18) per share for the comparable 2006 period.

Financial Discussion

"We continued to deliver record design wins in 2007 with 106 in the first nine months of the year compared to 70 for the 2006 period. We believe this shows strong market acceptance of Simtek's nvSRAM product and solutions value and is a solid barometer of the future revenue of Simtek," said Harold Blomquist, Simtek president and CEO. The Company also added headcount selectively in design engineering and to enhance its business development efforts, and made strides in new product development including collaborative efforts with Cypress and in building the team that is focusing on much higher density memories in Dresden and San Diego.

"Despite record new design wins we believe our revenue for 2007 will be less than we previously anticipated due to slower than anticipated production ramp up from new customer designs especially in SAS based RAID systems, faster than anticipated ramp down of some legacy programs, and a disappointing uptake of Simtek products in intelligent metering systems," continued Blomquist. "To help us get a better handle on predicting revenue growth we recently implemented a powerful new forecasting tool suite, including a design win tracking database that we believe will provide better visibility into production start dates, production lifetimes, and potential revenue. Going forward we believe these tools will allow us to provide better guidance."

Simtek achieved key milestones during the period including delivering beta samples of the 4-megabit product to Tier 1 beta customers, beginning work on derivatives and enhancements to the basic 4-megabit device, and filing 4 new patents on the high density nvRAM. "We see the most exciting growth opportunities for Simtek in the 4-megabit family of products and the high density nvRAM solutions. These growth initiatives give Simtek significant growth potential, above and beyond that of our current core business with potential volumes more than 10x larger than Simtek's traditional nvSRAM markets," Blomquist concluded.

Outlook

For 2007, Simtek is revising its product revenue guidance to be in the range of $32 to $33 million, representing 12% to 15% product revenue growth respectively compared to 2006. Simtek does not expect any royalty revenue in 2007. Gross margins are projected to increase to approximately 50% by the end of 2007. Ex-item profit for 2007 is expected to be in the range of $0.10-$0.12 per share. For the fiscal year 2008 the company currently expects revenue growth related to its core business to be in the range of 10% to 20% above 2007. Core business does not include the new 4 megabit family of products nor high density nvRAM products currently under development. Simtek will update revenue guidance as appropriate in the future.

Ex-Item Earnings

Simtek reports net income or loss in accordance with GAAP and additionally uses ex-item financial measures which are adjusted from the most directly comparable GAAP financial measures to exclude charges related to non-cash, unusual or non-recurring expenses the Company may incur from time to time, in order to provide additional comparative information between periods. Management believes that these ex-item measures are important to investor understanding of the Company's disclosures regarding past, current and future operating results. Following is a reconciliation* of the Ex-item financial measures to the most comparable GAAP financial measures:

Unaudited                                         Three Months                     Nine Months
(Amounts in thousands,
except per share amounts)                       2007         2006               2007          2006
Net loss, as reported                         $ (186)       $ (249)           $(1,495)      $(2,605)

Ex-item Adjustments:
Amortization of non-compete
  agreement                                      445           445              1,336         1,336
Costs associated with employee
  stock options                                  298           139                842           417
Cypress milestone payments                         -             -                735           642
                                              ---------------------           ----------------------

Ex-item income (loss)                         $  557        $  335            $ 1,418       $  (210)
                                              =====================           ======================

Per Share Data:
Net loss, as reported                         $(0.01)       $(0.02)           $(0.09)       $(0.18)

Ex-item Adjustments:
Amortization of non-compete
  agreement                                   $ 0.03        $ 0.03            $ 0.08        $ 0.09
Costs associated with employee
  stock options                               $ 0.01        $ 0.01            $ 0.05        $ 0.03
Cypress milestone payments                    $    -        $    -            $ 0.05        $ 0.05
                                              ---------------------           ----------------------

Ex-item income (loss)                         $ 0.03        $ 0.02            $ 0.09        $(0.01)
                                              =====================           ======================

(a) pursuant to the requirements of Regulation G.

Conference Call

Simtek management will host a conference call at 5:00 p.m. ET (2:00 p.m. PT) today to discuss these results. The call can be accessed by dialing 866-250-3615 and giving the company name, "Simtek." Participants are asked to call the assigned number approximately 10 minutes before the conference call begins. A replay of the conference call will be available two hours after the call for the following five business days by dialing 800-405-2236 and entering the following pass code: 11100049#. Also, the conference call together with supplemental financial information will be available over the Internet at http://www.simtek.com in the Investor Info area of the site or by going to http://www.mkr-group.com.

About Simtek Corporation

Simtek Corporation designs and markets "NV + fast SRAM" nonvolatile semiconductor memory products for use in a variety of systems including RAID servers, storage arrays, GPS navigational systems, industrial controllers, robotics, copiers, avionics, metering, consumer, UPS, and networking and broadcast equipment. Information on Simtek products can be obtained from its web site: www.simtek.com; email: information@simtek.com. The company is headquartered in Colorado Springs, Colorado.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting Simtek's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, guidance and projections of future performance including predictions of future revenue, profitability, and expectations of the business environment in which Simtek operates. For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K and subsequent Form 10-Q and Form 8-K filings.

For further information, please contact:

Simtek Corporation                             MKR Group, Inc.
Brian Alleman, CFO                             Marie Dagresto or Charles Messman
Investorrelations@simtek.com                   323-468-2300
                                               smtk@mkr-group.com


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

                                            Simtek Corporation
                                    CONDENSED CONSOLIDATED BALANCE SHEETS
                           (Amounts in thousands, except par value and share amounts)

                                                  ASSETS
                                                  ------
                                                                            September 30, 2007    December 31, 2006
                                                                            ------------------    -----------------
                                                                                (Unaudited)
CURRENT ASSETS:
     Cash and cash equivalents                                                  $  4,448               $  4,522
     Restricted investments                                                        1,775                  1,775
     Accounts receivable - trade, net                                              5,393                  5,537
     Inventory, net                                                                6,295                  6,596
     Prepaid expenses and other current assets                                       683                    312
                                                                                --------               --------
         Total current assets                                                     18,594                 18,742
EQUIPMENT AND FURNITURE, net                                                       1,769                  1,239
DEFERRED FINANCING COSTS AND DEBT ISSUANCE COSTS                                      23                     54
GOODWILL                                                                             992                    992
NON-COMPETITION AGREEMENT, NET                                                     5,790                  7,126
OTHER ASSETS                                                                         142                     89
                                                                                --------               --------
     TOTAL ASSETS                                                               $ 27,310               $ 28,242
                                                                                ========               ========

                                   LIABILITIES AND SHAREHOLDERS' EQUITY
                                   ------------------------------------
CURRENT LIABILITIES:
     Accounts payable                                                           $  3,147               $  3,771
     Accrued expenses                                                              1,647                    939
     Accrued vacation payable                                                        309                    229
     Accrued wages                                                                   173                    814
     Line of credit                                                                  387                    681
     Obligation under capital lease                                                   30                      -
     Debentures, current                                                             480                    480
                                                                                --------               --------
         Total current liabilities                                                 6,173                  6,914
DEBENTURES, NET OF CURRENT                                                         1,620                  2,220
                                                                                --------               --------
     Total liabilities                                                             7,793                  9,134
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
     Preferred stock, $.0001 par value; 200,000 shares authorized,
         none issued                                                                   -                      -
     Common stock, $.0001 par value; 30,000,000 shares authorized,
         16,505,933 and 16,504,933 shares issued and outstanding
         at September 30, 2007 and 16,146,679 and 16,145,679 shares issued
         and outstanding at December 31, 2006                                          2                      2
     Additional paid-in capital                                                   68,856                 67,173
     Treasury stock, at cost; 1,000 shares                                            (1)                    (1)
     Accumulated deficit                                                         (49,693)               (48,198)
     Accumulated other comprehensive income:
         Cumulative translation adjustment                                           353                    132
                                                                                --------               --------
         Total shareholders' equity                                               19,517                 19,108
                                                                                --------               --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                      $ 27,310               $ 28,242
                                                                                ========               ========


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



                                                  Simtek Corporation
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                      (Unaudited)
                              (Amounts in thousands, except share and per share amounts)

                                                                   Three Months Ended                       Nine Months Ended
                                                                      September 30,                           September 30,
                                                                 -----------------------                 -----------------------
                                                                 2007               2006                 2007               2006
                                                                 ----               ----                 ----               ----
REVENUE:
     Product sales, net                                    $      8,696        $      8,251        $     24,645        $     19,436
     Royalty revenue                                                  -                   -                   -               1,518
                                                           ------------        ------------        ------------        ------------
         Total revenue                                            8,696               8,251              24,645              20,954
     Cost of sales                                                4,435               4,979              12,729              13,016
                                                           ------------        ------------        ------------        ------------
GROSS PROFIT                                                      4,261               3,272              11,916               7,938

OPERATING EXPENSES:
     Research and development costs                               1,930               1,351               6,103               4,578
     Sales and marketing                                          1,209               1,250               3,609               3,233
     General and administrative                                   1,252                 838               3,552               2,595
                                                           ------------        ------------        ------------        ------------
           Total operating expenses                               4,391               3,439              13,264              10,406
                                                           ------------        ------------        ------------        ------------
LOSS FROM OPERATIONS                                               (130)               (167)             (1,348)             (2,468)

OTHER INCOME (EXPENSE):
     Interest income                                                 53                  36                 148                 112
     Interest expense                                              (108)               (113)               (296)               (247)
     Foreign currency transaction gain                                9                  (7)                 33                  (4)
     Other income                                                     4                   2                   6                   2
                                                           ------------        ------------        ------------        ------------

           Total other expense                                      (42)                (82)               (109)               (137)

LOSS  BEFORE PROVISION FOR INCOME TAXES                            (172)               (249)             (1,457)             (2,605)
                                                           ------------        ------------        ------------        ------------

     Provision for income taxes                                     (14)                  -                 (38)                  -
                                                           ------------        ------------        ------------        ------------

NET LOSS                                                   $       (186)       $       (249)       $     (1,495)       $     (2,605)
                                                           ============        ============        ============        ============

NET LOSS PER COMMON SHARE:
     Basic and diluted                                     $       (.01)       $       (.02)       $       (.09)       $       (.18)
                                                           ============        ============        ============        ============

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING:
     Basic and diluted                                       16,503,778          14,966,916          16,368,623          14,791,191
                                                           ============        ============        ============        ============
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